POWER OF ATTORNEY
                      For Registration Statement of
                     Consolidated Natural Gas Company


          KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned directors and officers of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC, ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement or statements or amendments to currently effective registration statements (collectively, the "Filings") for the registration or continued registration under said Act of up to an aggregate of $500,000,000 principal amount of senior unsecured debt securities to be issued under a new modernized and flexible indenture, hereby constitutes and appoints George A. Davidson, Jr. and L. D. Johnson, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Filings and any and all amendments thereto, and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 14th day of March, 1995.



/s/William S. Barrack, Jr.    (L.S.)    /s/S. R. McGreevy        (L.S.)
William S. Barrack, Jr., Director     S. R. McGreevy, Vice President,
                                      Accounting and Financial Control


/s/J. W. Connolly             (L.S.)   /s/Margaret A. McKenna    (L.S.)
J. W. Connolly, Director              Margaret A. McKenna, Director


/s/George A. Davidson, Jr.    (L.S.)   /s/Steven A. Minter       (L.S.)
George A. Davidson, Jr., Chairman     Steven A. Minter, Director
of the Board, Chief Executive
Officer and Director


/s/Ray J. Groves              (L.S.)   /s/Walter R. Peirson      (L.S.)
Ray J. Groves, Director               Walter R. Peirson, Director


/s/L. D. Johnson              (L.S.)   /s/Richard P. Simmons     (L.S.)
L. D. Johnson, Vice Chairman          Richard P. Simmons, Director
of the Board and Chief Financial
Officer and Director


/s/Paul E. Lego               (L.S.)   /s/Lois Wyse              (L.S.)
Paul E. Lego, Director                Lois Wyse, Director